Exhibit 99.5

FORM OF

CONSENT AGREEMENT

THIS CONSENT AGREEMENT, dated as of October 28, 2005 (this “Consent Agreement” or “Exhibit B to Transfer Agreement”), is between                                      (the “Seller”), Vector Capital Fund III (the “Buyer”), BroadVision, Inc. (the “Company”) and Bravo Holdco (“Bravo”).

WHEREAS, pursuant to that certain Transfer Agreement (the “Transfer Agreement”) dated as of October 28, 2005, between the Seller and the Buyer, the Seller desires to sell and assign to the Buyer, and the Buyer desires to purchase from the Seller, the Seller’s entire rights, title and interest in, to and under that certain Senior Subordinated Secured Convertible Note of BroadVision, Inc. (the “Note”) issued in the name of the Seller (such sale, assignment and purchase, the “Transaction”).

WHEREAS, pursuant to paragraph 9 of that certain amendment dated July 25, 2005 (the “July 25 Amendment”), attached hereto as Exhibit 1, to that certain Securities Purchase Agreement dated as of November 10, 2004 (the “Securities Purchase Agreement”), by and among the Company, the Seller and certain other parties, any transferee of the Notes must agree in writing, in form and substance reasonably satisfactory to the Company and to Bravo, to be bound by all the terms of the July 25 Amendment;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       In addition to and not in lieu of any other assumption and acceptance by Buyer of Seller’s rights, title, interests, duties and obligations (whether arising before or after execution of this Agreement) with respect to the Note, the Securities Purchase Agreement, and any amendments thereto, the Buyer expressly agrees to be bound by all of the terms of the July 25 Amendment, and assumes Seller’s rights, title, interests, duties and obligations under the July 25 Amendment.

2.                                       The Company and Bravo hereby consent to the terms of the Transfer Agreements, including without limitation Seller’s transfer to the Buyer of its rights, title, interests, duties and obligations under the July 25 Amendment.

3.                                       The Company and Bravo hereby acknowledges that this Consent Agreement:  (i) is reasonably satisfactory in form and substance to the Company and Bravo, and (ii) when executed by the Seller and the Buyer, satisfies the requirements of Paragraph 9 of the July 25 Amendment and authorizes transfer by the Seller to the Buyer of the Note and any rights granted to Seller pursuant to the Securities Purchase Agreement, as amended, or otherwise.

4.                                       Each of the Buyer, the Seller, the Company and Bravo hereby represent and warrant to the other party that: (a) it has full power and authority to enter into this Consent Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Consent Agreement has been duly authorized, executed and delivered by such party, and (c) this Consent Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

5.                                       Each party acknowledges that the Seller and Buyer are relying on this Consent Agreement in engaging in the Transaction, and would not engage in the Transaction in the absence of this Agreement and the provisions contained herein.

6.                                       The foregoing representations, warranties, acknowledgments and agreements shall be deemed made as of the date of this Consent Agreement and shall survive the sale and delivery of the Note thereunder.

7.                                       This Agreement may be executed by manual or facsimile signature, and in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Exhibit B to Transfer Agreement to be duly executed as of the date set forth above.

SELLER

Seller:

By:

Name:

Title:

BUYER

Seller:

By:

Name:

Title:

COMPANY

BroadVision, Inc.

By:

Name:

Title:

BRAVO

By:

Name:

Title:

Exhibit 1

[Attach July 25 Amendment]